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                                                                      EXHIBIT 23



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


      We hereby consent to the incorporation by reference in the Post-Effective Amendment No.1 on Form S-8 to the Registration Statements on Form S-4 (Nos. 333-66644 and 333-66644-01), the Registration Statements on Form S-3 (Nos. 333-89604, 333-40014, 333-44925, 333-107996 and 333-107051) and the Registration
Statement on Form S-8 (No. 333-115588) of Pride International Inc. of our report dated March 11, 2004, except for Note 15, as to which the date is August 6, 2004 relating to the financial statements, which appears in this Form 8-K.


/s/ PricewaterhouseCoopers LLP


Houston, Texas
August 10, 2004